UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2010

THESTREET.COM, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-25779	06-1515824
(Commission File Number)	(IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR
NEW YORK, NEW YORK 10005
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On August 4, 2010, TheStreet.com, Inc. (the "Company") issued a press release announcing its financial condition and results of operations as of and for the quarter ended June 30, 2010.  A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 2.02 and in Exhibit 99.1 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2010, the Company announced the appointment of Thomas Etergino as Executive Vice President, Chief Financial Officer.  Mr. Etergino is expected to commence work at the Company on September 7, 2010.  Mr. Etergino, 43, joins the Company from eMusic.com, a paid digital subscription business, where he served as Chief Financial Officer since 2006 and as Chief Operating Officer since 2008.  Prior to eMusic.com, Mr. Etergino served as Chief Financial Officer and Vice President of Administration of AtriCure, Inc., a medical devices company, from 2005-2006 and from 2003-2005, Mr. Etergino served as Senior Vice President and Chief Financial Officer of LSSi Corp., a data services provider.  Previously, Mr. Etergino served as Vice President, Finance of the TechSolutions division of DoubleClick Inc., an internet advertising technology company, from 2002-2003 and served as Corporate Vice President, Chief Accounting Officer and Treasurer of DoubleClick from 1998-2001.  Mr. Etergino began his career at the accounting firm Coopers & Lybrand, where he worked between 1988-1996, following which he served as Corporate Finance Manager at Time Warner Inc., a media company.  Mr. Etergino received a B.S. from Washington & Lee University and is a certified public accountant.

In connection with his employment, Mr. Etergino will receive a base salary of $325,000 and be eligible to receive an annual cash bonus with a target amount of 75% of his base salary (pro rated for 2010), in accordance with the terms of the Company’s short-term cash incentive award program issued pursuant to the Company’s 2007 Performance Incentive Plan.  Promptly upon commencement of his employment, Mr. Etergino (i) will be granted 200,000 restricted stock units, which will vest as to 10% of the underlying shares on each of the first four anniversaries of the date of grant, and as to the balance on the fifth anniversary of the date of grant, subject to acceleration or forfeiture in whole or in part upon the occurrence of certain events and (ii) will be paid a one-time sign-on bonus of $15,000 (reduced by the amount of certain sums, if any, that Mr. Etergino may receive from a prior employer).  Mr. Etergino also will execute a severance agreement that will provide for payment of up to 52 weeks of his base salary in the event of termination under certain circumstances.  There is no family relationship between Mr. Etergino and any director or executive officer of the Company.

On August 4, 2010, the Company issued a press release announcing the hiring of Mr. Etergino, which press release is filed as an exhibit to this report.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	Press release dated August 4, 2010 related to financial results for the quarter ended June 30, 2010
99.2	Press release dated August 4, 2010 related to the appointment of Thomas Etergino as Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET.COM, INC. (Registrant)

Date: August 5, 2010	By:	/s/ Gregory Barton
Gregory Barton
Executive Vice President, Business and Legal Affairs, General Counsel & Secretary